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EXHIBIT 10.53

                                                               March 26, 1999

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

     Re:  Sixteenth Amendment to Financing Agreements

Gentlemen:

     Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower"), dated June 16, 1992 (as amended, the "Accounts Agreement"), the Covenant Supplement to Accounts Financing Agreement between Congress and Borrower, dated June 16, 1992 (as amended, the "Covenant Supplement"), the letter re Inventory Loans between Congress and Borrower, dated December 31, 1994 (as amended, the "Inventory Loan Letter"), the Trade Financing Agreement Supplement to the Accounts Agreement between Congress and Borrower, dated
June 16, 1992 (as amended, the "Trade Financing Agreement Supplement"), and all other agreements supplements, instruments and documents related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Financing Agreements.

     Borrower has requested certain modifications and amendments to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

     In consideration of the foregoing, the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

     1. AMENDMENT TO DEFINITIONS. All references to the term "Maximum Credit" in the Financing Agreements, including, but not limited to, Section
1.7 of the Accounts Agreement, effective as of July 1, 1999, shall be deemed and each such reference is hereby amended to mean "$25,000,000", and the reference to the amount "$30,000,000" in such Section 1.7 is hereby deleted and replaced with the amount "$25,000,000".

     2.  AMENDMENTS TO FINANCING AGREEMENTS.

         (a) ACCOUNTS ADVANCES. Effective as of July 1, 1999, Section 2.1 of the Accounts Agreement shall be amended by deleting the reference to "eighty-five (85%) percent" therein and inserting "eighty (80%) percent" in its stead;

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         (b) INTEREST. Effective as of July 1, 1999, the first sentence of
Section 3.1 of the Accounts Agreement shall be deleted and the following shall be inserted in its stead:

         "Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month at a rate equal to one percent (1.00%) per annum in excess of the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank."

         (c) RENEWAL DATE. The term "Renewal Date" as defined in Section 9.1 of the Accounts Agreement is hereby amended, effective as of the date hereof, to mean, December 31, 2000;

         (d) INVENTORY LOAN SUBLIMIT. Effective as of July 1, 1999, Section 3 of the Inventory Loan Letter shall be amended by deleting the figure of "$6,000,000" therein and inserting the figure of "$5,000,000" in its stead.

         (e) LETTER OF CREDIT SUBLIMIT. Effective as of July 1, 1999, Section
1.5 of the Trade Financing Agreement Supplement shall be amended, by deleting the figure of "$12,000,000" therein and inserting the figure of "$8,000,000" in its stead.

         (f) NET WORK. Effective as of July 1, 1999, Section 4.13 of the Covenant Supplement is hereby deleted in its entirety and the following substituted therefor:

         "4.13 NET WORTH. Borrower will, until all Obligations have been indefeasibly paid in full, maintain a Net Worth of not less than (a) $30,000,000 at all times prior to September 30, 2000 and (b) $35,000,000 on September 30, 2000 and at all
         times thereafter."

         (g) WORKING CAPITAL. Effective as of July 1, 1999, Section 4.14 of the Covenant Supplement is hereby amended by deleting the reference to "$5,000,000" therein and inserting $20,000,000" in its stead.

     3. EXTENSION AND AMENDMENT FEE. In consideration of the amendments set forth herein, Borrower shall pay to Congress a fee in the amount of $125,000, which fee (a) shall be fully earned as of the date hereof, (b) may be charged by lender to Borrower's loan account with Lender and (c) shall be payable as follows: (i) $62,500 on the date hereof and (ii) $62,500 on June 30, 2000; PROVIDED, THAT, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Congress' option upon the occurrence of an Event of Default.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with

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and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements);

         (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

         (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     5. CONDITIONS PRECEDENT. This Amendment shall be effective upon the execution thereof by both Borrower and Congress.

     6. EFFECT OF THIS AMENDMENT. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

     7. WAIVER, MODIFICATION, ETC. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

     8. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

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     9.  COUNTERPARTS. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.

                                         Very truly yours,

                                         I.C. Isaacs & Company, L.P.

                                         By:    I.C. ISAACS & COMPANY,
                                                INC.,
                                                formerly known as
                                                Isbuyco, Inc.,
                                                General Partner

                                         By:    /s/ Eugene C. Wielepski
                                                -----------------------
                                                    Eugene C. Wielepski

                                         Title: Vice President
                                                -----------------------

Agreed and Accepted

CONGRESS FINANCIAL CORPORATION

By:     /s/ Keith Holler
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            Keith Holler

Title:  Assistant Vice President
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